================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                              --------------------

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 3, 1999


                              --------------------


                             LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-3998                 95-1775499
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


    21240 BURBANK BOULEVARD
  WOODLAND HILLS, CALIFORNIA            91367             (818) 598-5000
(Address of principal executive      (Zip Code)       (Registrant's telephone
           offices)                                 number, including area code)



================================================================================

ITEM 5. OTHER EVENTS.

         On June 3, 1999, Litton Industries, Inc., a Delaware corporation ("Parent") and Avondale Industries, Inc., a Louisiana corporation (the "Company") issued a joint press release announcing that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 3, 1999, among the Company, Parent and ATL Acquisition Corporation, a wholly owned subsidiary of Parent ("Sub"), a copy of which is filed herewith as Exhibit 2.1. Pursuant to the Merger Agreement, Sub will be merged with and into the Company (the "Merger") with the Company surviving as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of Company Common Stock will be converted into the right to receive $39.50 in cash, without interest.

         Concurrent with the execution and delivery of the Merger Agreement, the Company and Parent entered into a stock option agreement (the "Company Stock Option Agreement") pursuant to which the Company granted Parent the option to purchase up to 9.9% of the currently outstanding Company Common Stock at an exercise price of $39.50 per share. This option is exercisable after any termination of the Merger Agreement in connection with which Parent is or may be entitled to receive a termination fee pursuant to Section 6.7(b) of the Merger Agreement and on other terms and subject to other conditions set forth therein. A copy of the Company Stock Option Agreement is filed herewith as Exhibit 2.2.

         In accordance with the terms of the Merger Agreement, Parent reimbursed the Company for the full amount of a $15,000,000 termination fee paid by the Company to Newport News Shipbuilding, Inc., a Delaware corporation ("Newport News"), in connection with the termination of the merger agreement, dated as of January 19, 1999, among the Company, Newport News, and a subsidiary of Newport News. Parent also agreed to pay to Newport News, on behalf of the Company, any cash amounts that become payable to Newport News pursuant to a stock option agreement, dated as of January 19, 1999, between the Company and Newport News (the "Newport News Option Agreement"), not to exceed $14,000,000 in the aggregate.

         On June 3, 1999, Newport News notified the Company of its intention to exercise a cash-out right under the Newport News Option Agreement. Pursuant to this exercise, the amount of $5,248,000 became payable to Newport News by the Company, and pursuant to the Merger Agreement, Parent made such payment (which was in full satisfaction of all of the Company's obligations under the Newport News Option Agreement) to Newport News on the Company's behalf on June 8, 1999

         Consummation of the Merger is subject to the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, including, among other things, (i) approval by shareholders of the Company, (ii) obtaining certain regulatory approvals and (iii) other customary closing conditions. The consummation of the Merger is expected to occur in the third quarter of calendar year 1999.

         All references to the Merger Agreement and the Company Stock Option Agreement are qualified in their entirety by the full text of such agreement, copies of which are attached as Exhibits hereto and are incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits

             Exhibit 2.1 Agreement and Plan of Merger, dated as of June 3, 1999, among Litton Industries, Inc., ATL Acquisition Corporation and Avondale Industries, Inc.

             Exhibit 2.2 Company Stock Option Agreement, dated as of June 3, 1999, between Avondale Industries, Inc. and Litton Industries, Inc.

             Exhibit 99.1    Press Release dated June 1, 1999

             Exhibit 99.2    Press Release dated June 3, 1999

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, Parent has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 11, 1999

                                         LITTON INDUSTRIES, INC.


                                         By /s/ John E. Preston
                                            ------------------------------------
                                            Name:  John E. Preston
                                            Title: Senior Vice President and
                                                   General Counsel